UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   September 20, 2024

Bioethics, Ltd.
(Exact name of Registrant as specified in its charter)

Nevada	333-55254-41	87-0485312
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1661 Lakeview Circle, Ogden, UT, 84403

 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 801-399-3632

N/A

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act.   ☐

Item 1.01 Entry Into a Material Definitive Agreement

On or about September 20, 2024, the Registrant, Bioethics, Ltd., a Nevada corporation (“Bioethics”), and SILQ Technologies Corporation, a Delaware corporation (“SILQ”), entered into an agreement and plan of merger (the “Agreement”). Bioethics will acquire SILQ pursuant to a reverse triangular merger in which a newly formed subsidiary of Bioethics will be merged with and into SILQ, with SILQ surviving as a wholly owned subsidiary of Bioethics (the “Merger Transaction”). Accordingly, Bioethics, the parent company, will own SILQ as a wholly owned subsidiary. All outstanding shares of SILQ common and preferred stock will be converted into shares of Bioethics common and preferred stock pursuant to the Agreement.

SILQ’s novel, patented technology was spun out of UCLA in 2017 and involves deposition of a chemical coating on the surface of plastic or elastomeric materials. The treatment permanently transforms the surface, delivering properties that are immensely valuable in the multi-billion-dollar medical device, industrial and commercial markets. These properties include resistance to bacterial aggregation (and hence the significant problem of infections in the case of implanted medical devices), suppression of the body’s inflammatory response to foreign objects, resistance to blood clotting, reduction of biofouling, and greater surface lubricity. SILQ’s first product, a premium urinary catheter, has been cleared for sale by the FDA and is in the early stages of commercialization. SILQ recently announced its ClearTract® Foley Catheter received an Innovative Technology contract from Vizient, Inc., the nation’s largest provider-driven healthcare performance improvement company. This contract opens access to 5,000 hospitals and clinics as part of the Group Purchasing Organization.  Other internally generated medical device products will follow. In addition, SILQ’s business model for maximizing the value of its platform technology involves offering full-service, turnkey coating services to global implantable medical device manufacturers and to companies in industries such as water purification, beverage processing, and pharmaceutical and vaccine production.

The Merger Transaction contemplates that following the closing of the Merger Transaction the stockholders of SILQ will own approximately 89% of the fully diluted total outstanding capital stock of Bioethics, and the stockholders of Bioethics immediately prior to the closing of the Merger Transaction, including all current stockholders and all shares to be issued prior to the closing as more fully described in the Agreement, will own 11% of the total outstanding capital stock of Bioethics. In connection with the Merger Transaction, Bioethics has agreed to consummate a 1-for-2 reverse stock split. Prior to the Merger Transaction closing, Bioethics intends to issue common or preferred stock convertible into common stock to raise money to pay down debt and incentivize and otherwise compensate Bioethics’ officers, directors, and consultants, who have not received cash compensation for years. In addition, prior to consummation of the Merger Transaction, and as set forth below, Bioethics will seek to raise approximately $5.5 million in a private placement, of which not less than $4.5 million will be dedicated to provide working capital to the SILQ subsidiary (the “Private Placement”).

As a result of the anticipated private placements, issuances to officers, directors and consultants, and stock issuances in connection with the Merger Transaction, the existing shareholders of Bioethics are anticipated to suffer significant dilution from their current ownership as a percentage of outstanding stock of the company. It is currently anticipated that following the closing of the Merger Transaction there will be at least 50,450,000 shares of Bioethics common stock issued and outstanding. This anticipated post-Merger Transaction outstanding stock will include the current outstanding shares of Bioethics after a 1-for-2 reverse stock split, meaning that the ownership of Bioethics of the current Bioethics stockholders, exclusive of all shares to be issued between now and the closing of the Merger Transaction, as a percentage of all anticipated outstanding stock will be approximately 1% of all outstanding Bioethics stock following the closing of the Merger Transaction. It is the intention of the parties that the Merger Merger Transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

The closing of the Merger Transaction is contingent upon the satisfaction of a number of conditions, including SILQ shareholder approval, and on Bioethics raising $5.5 million through the sale of its securities in the Private Placement containing such terms and conditions as are acceptable to the SILQ board of directors and its majority shareholders in the exercise of their sole discretion.  The $5.5 million Private Placement must be completed within 90 days from the date of the signing of the Agreement, or such later date as the parties may agree to in writing.

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There are no assurances that we will be successful in completing this capital raise requirement, or that the proposed Merger Transaction will be consummated. There will be many conditions to closing, many of which are outside of the parties’ control, and we cannot predict whether these conditions will be satisfied. There are no assurances when or if closing will occur, even if the capital raise is completed within the agreed upon time.  The securities issued in any capital raise anticipated above, will not be registered under the Securities Act of 1933, as amended, or applicable state laws and may not be offered or sold in the United States absent registration or an available exemption under applicable federal and state securities laws. The disclosures in this Form 8-K regarding the private placement are being made pursuant to Rule 135c under the Securities Act of 1933. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Bioethics or SILQ.

The foregoing description of the Merger Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Agreement and Plan of Merger
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bioethics, Ltd.

Dated: September 24, 2024	By:	/s/ Mark Scharmann
Mark Scharmann
Chief Executive Officer

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